Exhibit 10.2

E-commerce Strategic Cooperation Agreement

Party A: 佛山天元喜越汽车租赁有限公司 “Party A” Contact Person: PENG, Huanting

Address: 佛山市三水区西南街道碧堤 8 号雅怡居五座 104 商铺 2

Party B: Foshan Shen Fan Technology Limited 佛山申帆科技有限公司 “Party B” Contact Person: YU, Guanwu

Address: 佛山市南海大沥镇桂江路兴美有色金属有限公司 1 号办公楼

Collectively referred to as the “Parties” or individually as a “Party”.

Party A and Party B would like to cooperate with each other and seek for new business opportunity to implement the chain relationship bring up from Tmall and Alibaba, to increase competitiveness, to enhance the effectiveness of resource allocation and to increase international influence. By means of the support from Foshan Bureau, Party B will setup e-commerce shop in the platform of T-mall through Alibaba China Station. Based on the principles of friendly consultation, mutual benefit, cooperation and innovation, the two parties have reached the following this agreement on the joint construction of the “COSG Car & Tmall Vehicle Flagship Store E-commerce Platform” cooperation project.

A.	Flagship Store Setup

1.	Party B shall build a T-mall flagship store (hereinafter referred to as “the e-store”) for the sale of cars in accordance with the relevant specifications of Tmall flagship store of Alibaba China Station. According to the actual situation, Party B shall provide Party A some functional modules which Party A is able to maintain by themselves within an authorized scope.
2.	Party A shall provide the necessary information for the e-store construction, such as industry introduction, news, pictures and other contents requested by Party B. Party A shall ensure the truthfulness, accuracy, timeliness and completeness of the information provided.
3.	Party A shall access the e-store online operation portal through its Alibaba China’s account to ensure the compliance of the operations, and Party A promised that the aforementioned account is the only designated account in the Alibaba China under the execution of this agreement. All the operations matters performed through the above account shall be handled by Party A independently.
4.	Party A authorizes Party B to operate its store on behalf of them, and Party B provides online vehicle sales agency service within the scope of Party A's authorization. Party B shall complete the sales target of 30,000 vehicles in the year of 2018.

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B.	Tmall Flagship Store - Operation Service Content and Collaboration Duration

1.	Party A must participate in Foshan Tmall Industrial Park (hereinafter referred to as the “the platform”). Party B shall assist Party A to enter the platform. Party B shall report the service relationship with Party A to Tmall's operating service market (www.tmafl.com).

2.	Once Party A entered the platform. Party B shall provide the paid operating services with at least 5 items of the following:

(i)	Provision of the following basic services to Party A: Basic Operation Guidance: Tmall download, installation and application, the binding of service with Alipay, product release, e-store’s positioning in the market, operation of backend seller center, e-store maintenance, product maintenance, customer service management, order management, logistic management, evaluation management, etc.
(ii)	Provision of the following design and renovation services to Party A: e-store renovation: Including online store design style, wireless store decoration, product display design, brochure design, basic product picture processing, etc.
(iii)	Provision of the following commodity digitization services to Party A: product image processing and publishing, product title editing and optimization, and product details page daily maintenance, etc.
(iv)	Provision of the following marketing and promotion services to Party A: guidelines of Tmall official website for activity registration, e-store internal marketing activities, community forum promotion, train promotion, data report analysis, exhibition promotion, Taobao customer marketing promotion, etc.

(v)	Provision of online vehicle sales agency service within the authorized scope by Party A and complete the sales target of 30,000 vehicles online in 2018.

3.	Party B shall provide Party A with training services for at least one year. The paid service shall include at least 2 items of the following:
(i)	the training about Tmall new regulations and promotions
(ii)	Taobao University professional knowledge and skills training

Party A is responsible for the training venues and relevant arrangements; Party B is responsible for the teacher and schedule arrangement.

4.	Service fee and collaboration duration will be further discussed separately by both parties after the Tmall flagship store is set up.

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C.	Fees and Payment Methods
Charging Items	Charging Party	Amount	Remarks
E-store setup service fees	Party B	¥	Party A shall bear the fees
E-store promotion fee (After the ompletion of sales target of 30,000 vehicles)	Party B	¥
Tmall flagship store deposit	Tmall	¥50,000
Tmall flagship store technical service fee	Tmall	Service fee is % of the transaction amount (the minimum charge is ¥60,000)
Other Fee	TBC	Reimbursement

D.	Intellectual Property Ownership

Party A shall ensure that the trademarks or materials and information provided within this project will not result in any legal disputes raised from the third party's infringement of its patents, trademark rights or other intellectual property rights. Party A should bear the legal liability if such disputes raised.

E.	Confidentiality
(a)	The confidential information in this agreement refers to the information that the unpublished technical information and raw material disclosed to other party during the project negotiation and project development.

(b)	Necessary Protective Measure against the Confidential Information
(i)	Obligation to Take Necessary Protective Measures against the Confidential Information

The parties relate to this agreement shall take the reasonable security measures to prevent the disclosure of confidential information in any way, including but not limited to the establishment of a technical confidentiality system to train relevant personnel, to keep the other party’s technical confidential information properly, etc.

(ii)	Obligation to Prevent any Copying and Unauthorized Use of confidential information and intellectual property at the outside of the project

Except for proper replication within the enterprise for the purposes of this project, neither party is able to duplicate the technical confidential information or technical confidential information carrier in any way.

(iii)	Comply with Party B's Technical Confidentiality System

Party B formulates a related technology confidentiality system based on its own corporate characteristics. This technical confidentiality system constitutes part of this agreement. Party A and its participator in this project must comply the system.

All materials used by Party B for this project are adopted for this project only. Party A shall not adopt any methods to extract the project's materials for other purpose which is in violation with this agreement.

(c)	Statements, Warranties and Commitments

Party A shall promise to use the technical confidential information only for the purpose of completion of this project. Party A shall not use the confidential information for any other purpose and does not disclose the confidential information and the information carrier to any third party in any way.

(d)	Compensation for damages

If economic losses are caused to the any party due to the violation of the technical confidentiality commitment, the defaulting party shall bear all direct and indirect losses arising therefrom.

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F.	Force Majeure

When any party fails to execute this agreement due to force majeure, it shall notify the other party within three days after the occurrence of the event of force majeure in order to reduce the damage that may be caused to the other party. After obtaining the force majeure certificate of the relevant institution or mutual understanding and confirmation, it is allowed to postpone or amend this agreement, and depending on the circumstances may be partially or completely free from liability for breach of this agreement.

G.	Others
(a)	The attachment forms part of this Agreement and shall have effect as if set out in full in the body of this Agreement. Any reference to this Agreement includes the attachment.
(b)	All documents signed by the parties (including meeting minutes, supplementary meetings, correspondence) will be an integral part of this agreement.
(c)	The contact address mentioned above is the contact information designated by both parties. If there is a change in the address, telephone number, or fax number of the party, the party shall notify the other party in writing within the same day of the change. Otherwise, it shall bear the corresponding responsibility.
(d)	Party B is not allowed to transfer partial or all of its obligations under this agreement.
(e)	If the parties are unable to resolve dispute arising from the execution of this agreement through friendly negotiation, they can have lawsuit in the People's Court of Nanhai District.

H.	Agreement Effectiveness
(a)	This agreement takes effect upon the date of signing and stamping of the authorized representatives of party A and B.
(b)	This agreement is made in two copies, with each party holding one of it.

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佛山天元喜越汽车租赁有限公司	佛山申帆科技有限公司

Authorized representatives signature	Authorized representatives signature
Signing location:	Signing location:
Signing date:	Signing date:

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